FIRST AMENDMENT TO
                   AMENDED AND RESTATED BRIDGE LOAN AGREEMENT


     THIS FIRST AMENDMENT ("Amendment"), dated as of June 22, 2001, is entered into by and among NetCel360.com Ltd., a Cayman Islands company (the "Borrower"), NetCel360 Holdings Limited, a Cayman Islands company (the "Parent"), NetCel360 Sdn Bhd, a Malaysian Company (together with Parent, the "Guarantors"), and the Lenders (as defined in the Bridge Agreement).

                                    RECITALS.
                                    --------

     A. The Borrower, Guarantors and Lenders, are parties to a certain Amended and Restated Bridge Loan Agreement, dated as of May 24, 2001 (the "Bridge Agreement"), pursuant to which the Lenders have agreed to extend credit to the Borrower.

     B. The Parent and Vsource, Inc. (the "Acquiror") are parties to a certain Acquisition Agreement, dated as of May 24, 2001, as amended by the Amendment to Acquisition Agreement dated as of June 22, 2001 (as further amended, supplemented or otherwise modified, the "Acquisition Agreement"), pursuant to which the Acquiror will purchase certain of the Parent's assets, including all of the outstanding capital stock of the Borrower (the "Acquisition").

     C. The parties desire to amend the Bridge Agreement on the terms set forth herein.

     D. The parties are willing to enter into this Amendment, subject to the terms and conditions hereof.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Defined  Terms.  Unless  otherwise defined herein, capitalized terms
            --------------
used herein shall have the meanings, if any, assigned to them in the Bridge Agreement.

     2.     Amendments  to  the  Bridge  Agreement.
            --------------------------------------

          (a)     Section 1.2(a).  Section 1.2(a) is hereby amended by replacing
                  --------------
the proviso at the end of the second sentence of Section 1.2(a) with the following:

          "provided that, unless (i) the Tranche A Majority Lenders have elected to extend the Tranche A Maturity Date pursuant to Section
          3.1 or (ii) any Tranche A Lender shall have elected to receive fifty percent (50%) of such Tranche A Lender's then outstanding Tranche A Principal Amount plus accrued and unpaid interest thereon pursuant to Section 3.3(a) (and then solely with respect to any such Tranche A Lender), no amount shall be paid in respect of the Tranche B Loans unless and until the Borrower or the Guarantors shall have paid in full all due and owing amounts in respect of the Tranche A Loans."


          (b)     Section  1.3.  A  new Section 1.3 is hereby added by inserting
                  ------------
the  following  between  Sections  1.2  and  1.3:

                  "Section  1.3.  [Intentionally  Omitted]"
                  ------------

          (c)     Section 1.4(a).  Section 1.4(a) is hereby amended by inserting
                  --------------
the  following  provision  at  the  end  of  such  Section:

          "provided that, unless (i) the Tranche A Majority Lenders have elected to extend the Tranche A Maturity Date pursuant to Section 3.1 or (ii) any Tranche A Lender shall have elected to receive fifty percent (50%) of such Tranche A Lender's then outstanding Tranche A Principal Amount plus accrued and unpaid interest thereon pursuant to Section 3.3(a) (and then solely with respect to any such Tranche A Lender), no amount shall be paid in respect of the Tranche B Loans unless and until the Borrower or the Guarantors shall have paid in full all due and owing amounts in respect of the Tranche A Loans."

          (d)     Section 3.3(g).  Section 3.3(g) is hereby amended and restated
                  --------------
in  its  entirety  as  follows:

               "(g) If the Borrower has not discharged the Tranche B Loans under this Section 3.3 prior to the Tranche B Maturity Date, the Borrower shall, subject to the proviso in the second sentence of Section 1.2(a), pay the Tranche B Lenders, in discharge of its obligations in respect of the Tranche B Loans, an aggregate amount (to be ratably distributed to the Tranche B Lenders in accordance with the respect Tranche B Principal Amounts of the Loans) equal to three (3) multiplied by the Tranche B Principal Amount plus accrued and unpaid interest thereon."

          (e)     Section  5.1(a).  Section 5.1(a) is hereby amended by deleting
                  ---------------
in its entirety the parenthetical set forth in clause (iv) of the third sentence of such Section.

          (f)     Section 5.1(d).  Section 5.1(d) is hereby amended and restated
                  --------------
in  its  entirety  as  follows:

               "(d)  Perfection  of  Security.  All  such action as is necessary
                     -----------------------
          after the Initial Disbursement Date to maintain the perfected security interest granted with respect to the Collateral, including filing of the Debenture, Form 34, Form 40B and any other documents or instruments that are required with the Registrar of Companies in Malaysia, shall be taken promptly, but in no event later than thirty
          (30) days after the Initial Disbursement Date, by the Guarantors and the Borrower."

          (g)     Schedule  IB.  Schedule  IB is hereby replaced in its entirety
                  ------------
by  Schedule  IB1  attached  hereto.

          (h)     Exhibit  A.  Exhibit  A  is hereby replaced in its entirety by
                  ----------
Exhibit  A1  attached  hereto.

          (i)     Exhibit  B.  Exhibit  B  is hereby replaced in its entirety by
                  ----------
Exhibit  B1  attached  hereto.

     3.     Consent.  The Lenders hereby acknowledge and consent to the exchange
            -------
by any Tranche B Lender of its Tranche B Note, for cancellation in full of the obligations owed thereunder, for a Series A Note, issued by Vsource, Inc. pursuant to the terms of a Series A Convertible Note Purchase Agreement to be entered into by Vsource, Inc. and certain purchasers named therein, in principal amount equal to the principal amount of such Tranche B Note plus all accrued interest thereon through the date of the exchange.

     4.     Miscellaneous.
            -------------

          (a) Except as herein expressly modified, all terms, covenants and provisions of the Bridge Agreement are and shall remain in full force and effect and all references therein to such Bridge Agreement shall henceforth refer to the Bridge Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Bridge Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed under the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

          (d) This Amendment may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

          (e) This Amendment, together with the Bridge Agreement and the other documents delivered pursuant to the Bridge Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supercedes and replaces any prior understanding or agreement. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 8.4 of the Bridge Agreement.

          (f) In the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                         THE  BORROWER:

                         NETCEL360.COM  LTD



                         By:  /s/  Dennis  M.  Smith
                              ------------------------------
                              Name:  Dennis  M.  Smith
                              Title: Director


                         THE  GUARANTORS:

                         NETCEL360  HOLDINGS  LIMITED


                         By:  /s/  Dennis  M.  Smith
                              ------------------------------
                              Name:  Dennis  M.  Smith
                              Title: Director


                         NETCEL360  SDN  BHD


                         By:  /s/  Dennis  M.  Smith
                              ------------------------------
                              Name:  Dennis  M.  Smith
                              Title: Director

                         THE  LENDERS:


                         PHILLIP  E.  KELLY


                              /s/  Phillip  E.  Kelly
                              ------------------------------
                              Name:    Phillip  E.  Kelly
                              Address: c/o  NetCel360  Hong  Kong  Limited
                                       5th  Floor,  AXA  Centre
                                       151  Gloucester  Road
                                       Wanchai,  Hong  Kong


                         DENNIS  SMITH

                              /s/  Dennis  Smith
                              ------------------------------
                              Name:     Dennis  Smith
                              Address:     c/o  NetCel360  Hong  Kong  Limited
                                        5th  Floor,  AXA  Centre
                                        151  Gloucester  Road
                                        Wanchai,  Hong  Kong


                         BAPEF  INVESTMENTS  XII  LTD.


                         By:     _______________________________________
                                 Name:
                                 Title:


                         G5  PARTNERS,  LP

                         By:     MG5  LLC,  as  general  partner


                         By:     _______________________________________
                                 Name:
                                 Title:

                         BAINLAB,  INC.


                         By:     _______________________________________
                                 Name:
                                 Title:


                         CHARLES  LONGLEY


                              ______________________________________
                              Name:     Charles  Longley
                              Address:  c/o  DHL  Worldwide  Express
                                        23  Floor,  Shui  On  Centre
                                        6-8  Harbour  Road,  Wanchai
                                        Hong  Kong


                         STEPHEN  STONEFIELD


                              _______________________________________
                              Name:     Stephen  Stonefield
                              Address:  c/o  Credit  Suisse  First  Boston
                                        1  Raffles  Link
                                        #03-01,  #04-01
                                        Singapore  039393


                         CSFB  ASIANET  TECH  CO-INVESTORS,  LTD.


                         By:     _______________________________________
                                 Name:
                                 Title:

                         CSFB  ASIANET  IEP,  LTD.


                         By:     _______________________________________
                                 Name:
                                 Title:


                         CSFB  ASIANET  CO-INVESTORS,  LTD.


                         By:     _______________________________________
                                 Name:
                                 Title:


                         MORTON  TOPFER


                              _______________________________________
                              Name:
                              Address:


                         ASIA  INTERNET  INVESTMENT  GROUP  I,  LLC

                         By: Asia Investing Group, L.P, as Managing Member
                         By: Asia Investors Group, LLC, as General Partner
                         By: Mercantile Asia Investors, LP, as Managing Member
                         By: Mercantile Asia, LLC, its General Manager


                         By:     /s/  I.  Steven  Edelson
                              ------------------------------
                              Name:
                              Title:

                         NEW  MEDIA  INVESTORS  VI,  L.L.C.


                         By:     _______________________________________
                              Name:
                              Title:

                                    SCHEDULE IB1

                               Tranche B Lenders List

                                                                 Contact
                                                              -------------
        Name of Lender                 Loan Amount             Information
        --------------                 ------------           -------------

Phillip Kelly                          $    962,500  c/o NetCel360 Hong Kong Limited
                                                     5th Floor, AXA Centre
                                                     151 Gloucester Road
                                                     Wanchai, Hong Kong
                                                     Tel: 852-2259-7878
                                                     Fax: 852-2523-1344

Dennis Smith                           $    237,500  c/o NetCel360 Hong Kong Limited
                                                     5th Floor, AXA Centre
                                                     151 Gloucester Road
                                                     Wanchai, Hong Kong
                                                     Tel: 852-2259-7878
                                                     Fax: 852-2523-1344

Asia Internet Investment Group I, LLC  $    250,000  c/o Mercantile Equity Partners
                                                     1372 Shermer Road
                                                     Northbrook, IL 60062
                                                     USA
                                                     Attn: Steven Edelson
                                                     Tel: 847-509-3711
                                                     Fax: 847-509-3715

                                   EXHIBIT A1

                             FORM OF TRANCHE A NOTE
                             ----------------------

     The securities represented hereby have not been registered under the U.S. Securities Act of 1933, as amended, or under the securities laws of any state of the United States. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the applicable securities laws. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time.

                           CONVERTIBLE PROMISSORY NOTE


US$[*]
Principal Amount                                            As of April 11, 2001


     NetCel360.com Ltd, a Cayman Islands company (the "Obligor"), for value received, hereby promises to pay to the order of the Tranche A Lenders set forth in Schedule 1A to the Amended and Restated Bridge Loan Agreement dated May 24, 2001, as amended by the first Amendment to Amended and Restated Bridge Loan dated as of June __, 2001 (the "Agreement") on the Tranche A Maturity Date the principal amount set next to each Tranche A Lender's name in such Schedule 1A, which in aggregate is US$2,250,000 (the "Tranche A Principal Amount"), unless this Tranche A Note is repaid or converted before that date pursuant to the terms hereunder or under the Agreement. Interest shall accrue on the outstanding Tranche A Principal Amount at the rate of 5% per annum from the date hereof and is due and payable on the Tranche A Maturity Date unless this Tranche A Note is repaid or converted before that date pursuant to the terms hereunder. Any terms not defined in this Tranche A Note shall have the meaning set forth in the Agreement unless otherwise indicated.

     In consideration of the Tranche A Lenders agreeing to make the Tranche A Principal Amount available to the Borrower upon the terms and conditions of this Agreement, the Guarantors hereby jointly and severally and unconditionally and irrevocably guarantee, as a continuing obligation, the due and punctual payment and performance of the Secured Obligations in the currency and respective currencies in which the same is payable under the terms of this Agreement and the due and punctual performance and observance by the Borrower of all other obligations of the Borrower contained in this Tranche A Note, the Agreement or the Debenture (as defined below), notwithstanding any dispute between the Tranche A Lenders and the Borrower, and if the Borrower fails to pay any amount of the Secured Obligations when due the Guarantors shall pay such amount to the Tranche Lenders in the required currency as aforesaid forthwith upon receiving the Tranche A Majority Lenders' first written demand. The Guarantee shall be secured by a fixed and floating charge over the Collateral in favor of the Lenders granted under a Debenture, as amended by a Supplemental Agreement dated May 24, 2001, entered into by NetCel360 Sdn Bhd (the "Debenture").

     The Obligor and the Guarantors waive the rights of presentment, demand for performance, protest, notice of protest, and notice of dishonor. No delay on the part of the Tranche A Lenders in exercising any right hereunder shall operate as waiver of such right under this Tranche A Note. This Tranche A Note is being delivered and shall be construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

                                    AS  OBLIGOR:
                                    NETCEL360.COM  LTD


                                    By:_____________________________________
                                    Name:
                                    Title:


                                    AS  GUARANTORS:
                                    NETCEL360  HOLDINGS  LIMITED


                                    By:_____________________________________
                                    Name:
                                    Title:


                                    NETCEL360  SDN  BHD


                                    By:_____________________________________
                                    Name:
                                    Title:

                                   EXHIBIT B1

                             FORM OF TRANCHE B NOTE
                             ----------------------

     The securities represented hereby have not been registered under the U.S. Securities Act of 1933, as amended, or under the securities laws of any state of the United States. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the applicable securities laws. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time.


                           CONVERTIBLE PROMISSORY NOTE


US$[*]
Principal Amount                                             As of June __, 2001


     NetCel360.com Ltd, a Cayman Islands company (the "Obligor"), for value received, hereby promises to pay to the order of the Tranche B Lenders set forth in Schedule 1B to the Amended and Restated Bridge Loan Agreement dated as of May 24, 2001, as amended by the First Amendment to Amended and Restated Bridge Loan Agreement dated as of June __, 2001 (the "Agreement") on the Tranche B Maturity Date the principal amount set next to each Tranche B Lender's name in such
Schedule IB1, which in aggregate is US$________ (the "Tranche B Principal Amount"), unless this Tranche B Note is repaid or converted before that date pursuant to the terms hereunder or under the Agreement. Interest shall accrue on the outstanding Tranche B Principal Amount at the rate of 8% per annum from the date hereof and is due and payable on the Tranche B Maturity Date unless this Tranche B Note is repaid or converted before that date pursuant to the terms hereunder. Any terms not defined in this Tranche B Note shall have the meaning set forth in the Agreement unless otherwise indicated.

     In consideration of the Tranche B Lenders agreeing to make the Tranche B Principal Amount available to the Borrower upon the terms and conditions of this Agreement, the Guarantors hereby jointly and severally and unconditionally and irrevocably guarantee, as a continuing obligation, the due and punctual payment and performance of the Secured Obligations in the currency and respective currencies in which the same is payable under the terms of this Agreement and the due and punctual performance and observance by the Borrower of all other obligations of the Borrower contained in this Tranche B Note, the Agreement or the Debenture (as defined below), notwithstanding any dispute between the Tranche B Lenders and the Borrower, and if the Borrower fails to pay any amount of the Secured Obligations when due the Guarantors shall pay such amount to the Tranche B Lenders in the required currency as aforesaid forthwith upon receiving the Tranche B Majority Lenders' first written demand; provided that, unless (i) the Tranche A Majority Lenders have elected to extend the Tranche A Maturity Date pursuant to Section 3.1 of the Agreement or (ii) any Tranche A Lender shall have elected to receive fifty percent (50%) of such Tranche A Lender's then outstanding Tranche A Principal Amount plus accrued and unpaid interest thereon pursuant to Section 3.3(a) (and then solely with respect to any such Tranche A
Lender), no amount shall be paid in respect of the Tranche B Loans unless and until the Obligor or the Guarantors shall have paid in full all due and owing amounts in respect of the Tranche A Loans. The Guarantee shall be secured by a fixed and floating charge over the Collateral in favor of the Lenders granted under a Debenture, as amended by a Supplemental Agreement dated May 24, 2001, entered into by NetCel360 Sdn Bhd (the "Debenture").

     The Obligor and the Guarantors waive the rights of presentment, demand for performance, protest, notice of protest, and notice of dishonor. No delay on the part of the Tranche B Lenders in exercising any right hereunder shall operate as waiver of such right under this Tranche B Note. This Tranche B Note is being delivered and shall be construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

                                    AS  OBLIGOR:
                                    NETCEL360.COM  LTD


                                    By:_____________________________________
                                    Name:
                                    Title:


                                    AS  GUARANTORS:
                                    NETCEL360  HOLDINGS  LIMITED


                                    By:_____________________________________
                                    Name:
                                    Title:


                                    NETCEL360  SDN  BHD


                                    By:_____________________________________
                                    Name:
                                    Title: